NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A UNDER SAID ACT OR SUCH OTHER APPLICABLE EXEMPTION FROM REGISTRATION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

US$120,000.00

MAX SOUND CORPORATION

8% CONVERTIBLE REDEEMABLE NOTE DUE MAY 11, 2018

FOR VALUE RECEIVED, Max Sound Corporation. (the “Company”) promises to pay to the order of Bellridge Capital, LP. and its authorized successors and permitted assigns (“Holder”), the aggregate principal face amount of One Hundred twenty Thousand Dollars exactly (US$120,000.00) on MAY 11, 2018 (“Maturity Date”) and to pay interest on the principal amount outstanding hereunder at the rate of 8% per annum commencing on MAY 11, 2018. This Note contains a US$9,600 original issue discount such that the purchase price of the Note shall be US105,400.00 after deduction of expenses of

US$5,000.00. The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at Suite 403 - 2727 Steeles Ave. W., Toronto, Ontario M3J 3G9, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. Interest shall be payable in Common Stock (as defined below) at the election of the Holder pursuant to paragraph 4(b) herein.

This Note is subject to the following additional provisions:

1.	This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2.	The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3.	This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (“Act”) and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s records as the owner hereof for all other purposes, whether or

CAN: 21236632.2

not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted (“Notice of Conversion”) in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy or email) of such Notice of Conversion shall be the Conversion Date.

4.

(a)	The Holder of this Note is entitled, at its option at any time and from time to time after the date which is 180 days after the of issuance of this Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to 65% of the lowest price for any trade of the Common Stock during the ten (10) trading day period prior to conversion. Such trading price shall be determined based on trades of the Common Stock as reported on the OTC Pink markets (the “OTCP”) which the Company’s shares are traded on or, at the election of the Holder, any other exchange upon which the Common Stock may be traded in the future (“Exchange”), for the ten (10) prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day trading prices). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded by the Holder. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be payable in cash, subject to conversion at the Conversion Price in the same manner as the principal face amount at the election of the Holder. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 45% instead of 55% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 9.9% of the outstanding shares of the Common Stock of the Company.

(b)	Interest on any unpaid principal balance of this Note shall accrue and be paid at the rate of 8% per annum without compounding based on a 365 day year. Interest shall be paid by the Company in cash on the Maturity Date (as defined below) unless earlier converted by the Holder into Common Stock (“Interest Shares”). Holder may, at any time and from time to time, send in a Notice of Conversion to the Company to convert accrued interest into Interest Shares based on the formula provided in Section 4(a) above. The dollar amount converted into Interest Shares may at the election of the Holder be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

(c)	During the first six months this Note is in effect, the Company may redeem this Note by paying to the Holder an amount as follows: (i) if the redemption is prior to the 30th day this Note is in effect (including the 30th day), then for an amount equal to 110% of the unpaid principal amount of this Note along with any interest that has accrued during that period; (ii) if the redemption is on the 31st day this Note is in effect, up to and including the 60th day this Note is in effect, then for an amount equal to 115% of the unpaid principal amount of this Note along with any accrued interest; (iii) if the redemption is on the 61st day this Note is in effect, up to and including the 120th day this Note is in effect, then for an amount equal to 135% of the unpaid principal amount of this Note along with any accrued interest; (iv) if the redemption is on the 121st day this Note is in effect, up to and including the 180th day this Note is in effect, then for an amount equal to 150% of the unpaid principal amount of this Note along with any accrued interest. This Note may not be redeemed after the 180th day this Note is in effect. The redemption must be closed and paid for within 3 business days of the Company sending the redemption demand or the redemption will be invalid and the Company may not redeem this Note. In the event the Holder has delivered a Notice of Conversion to the Company prior to the receipt of a redemption notice from the Company, the Notice of Conversion shall prevail.

(d)	Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a “Reorganization Event”), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock at the Conversion Price determined in accordance with Section 4(a) at any time prior to the Reorganization Event. The foregoing provisions shall similarly apply to successive Reorganization Events.

(e)	In case of any Reorganization Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note (together with the amount of accrued but unpaid interest), to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon conversion of the Note (together with the amount of accrued but unpaid interest) and at the same Conversion Price, as defined in this Note, immediately prior to such Reorganization Event. The foregoing provisions shall similarly apply to successive Reorganization Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5.	No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6.	The Company hereby expressly waives demand and presentment for payment, notice of non- payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7.	The Company agrees to pay all costs and expenses, including reasonable attorneys’ fees and expenses on a solicitor-client basis, which may be incurred by the Holder in collecting any amount due under this Note.

8.	If one or more of the following described “Events of Default” shall occur:

(a)	The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

(b)	Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the securities purchase agreement under which this Note was issued shall be false or misleading in any respect; or

(c)	The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder or the securities purchase agreement under which this Note was issued; or

(d)	The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or (6) the board of directors of the Company shall resolve to undertake any actions which could lead to or to confirm any of the foregoing; or

(e)	A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty

(60) days after such appointment; or

(f)	Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g)	One or more money judgments, writs or warrants of attachment, or similar process, in excess of fifty thousand dollars ($50,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h)	The Company shall have defaulted on or breached any term, covenant or condition of any other debt instrument or debt obligation by which it is bound, or if, in the reasonable opinion of the Holder, an adverse material change occurs in the financial condition of any of the Company; or

(i)	The Company shall have its Common Stock delisted from an exchange (including the OTCP) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days;

(j)	If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board;

(k)	The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within 3 business days of its receipt of a Notice of Conversion; or

(l)	The Company shall not replenish the reserve set forth in Section 13, within 3 business days of the request of the Holder.

(m)	The Company shall not be “current” in its filings with the Securities and Exchange Commission; or

(n)	The Company shall lose the “bid” price for its stock and a market (including the OTCBB marketplace or other exchange).

Then, or at any time thereafter, unless cured within 5 days, and in each and every such case, un- less such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable, with- out presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

9.	Upon an Event of Default, in addition to any other rights or remedies of the Holder:

(a)	interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law;

(b)	in the event of a breach of Section 8(k), the Company shall pay the Holder $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day (provided that in either case if such rate is usurious or not permitted by current law, then at a per diem penalty that is equal to the highest rate of interest permitted by law). Amounts payable hereunder shall be convertible at the election of the Holder in the same manner as the principal amount;

(c)	in the event of a breach of Section 8(n) the outstanding principal amount shall be deemed to be increased by 20% without further action by the Company or the Holder and the Company shall issue a replacement certificate reflecting such increase at the request of the Holder;

(d)	in the event of a breach of Section 8(i), the outstanding principal due under this Note shall increase by 50% without further action by the Company or the Holder and the Company shall issue a replacement certificate reflecting such increase at the request of the Holder;

(e)	if this Note is not paid when due, the outstanding principal due under this Note shall increase by 50% without further action by the Company or the Holder and the Company shall issue a replacement certificate reflecting such increase at the request of the Holder;

(f)	if the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding on a solicitor-client basis;

(g)	at the Holder’s election, if the Company fails for any reason to deliver to the Holder the Common Stock issuable upon conversion of this Note (or any interest as applicable) by the 3rd business day following the delivery of a Notice of Conversion to the Company and if the Holder incurs a Failure to Deliver Loss (as defined below), then at any time the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows:

“Failure to Deliver Loss” = (Highest trade price at any time on or after the Conversion Date) x (Number of shares subject to the Notice of Conversion)

The Company must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the 3rd business day from the time of the Holder’s written notice to the Company.

10.	In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

11.	Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12.	The Company represents that it is not a “shell” issuer and has never been a “shell” issuer or that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported form 10 type information indicating it is no longer a “shell” issuer. Further, the Company will instruct its counsel to either (i) write a 144 opinion to allow for salability of the

Conversion Shares or (ii) accept such opinion from Holder’s counsel.

13.	The Company shall issue irrevocable transfer agent instructions reserving 20,000,000 shares of its Common Stock for conversions under this Note (the “Share Reserve”). Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled. The Company shall pay all costs associated with issuing and delivering the shares. If such amounts are to be paid by the Holder, the Holder may deduct such amounts from the Conversion Price. Conversion Notices may be sent to the Company or its transfer agent via electronic mail. The Company shall at all times reserve a minimum of three times the amount of shares required if the Note were to be fully converted. The Holder may reasonably request increases from time to time to reserve such amounts.

14.	The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as possible under law.

15.	This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually consent to exclusive jurisdiction and venue in the courts of the Province of Ontario. This Agreement may be executed in counterparts, and the facsimile or email transmission of an executed counterpart to this Agreement shall be effective as an original. All references to “$”, “US$” or “dollars” herein are to United States dollars unless otherwise indicated.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: May 12th 2017

MAX SOUND CORPORATION.

By:

Title: CEO

EXHIBIT A NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ of the [principal amount] [accrued interest] of the Note into Shares of Common Stock of Max Sound Corporation. (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:

Applicable Conversion Price:

Address:

SSN or EIN:

Shares are to be registered in the following name:

Name:

Address:

Tel:

Fax:

SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:

Address: